Exhibit 10.28.1
Third Point Reinsurance Ltd.
Schedule of Signatories to the Director and Officer Indemnification Agreement

Justin J. Brenden
Nicholas J.D. Campbell
Christopher S. Coleman
Rafe de la Gueronniere
Joseph L. Dowling III
Steven Elliot Fass
David E. Govrin
Gretchen A. Hayes
Mary R. Hennessy
Yan Leclerc
Daniel V. Malloy
Mark Parkin
Siddhartha Sankaran
Joshua L. Targoff
Janice R. Weidenborner